Request ID: 015032465	Province of Ontario	Date Report Produced: 2013/02/04
Demande no:	Province de l’Ontario	Document produit le:
Transaction ID: 049938243	Ministry of Government Services	Time Report Produced: 14:35:24
Transaction no:	Ministère des Services gouvernementaux	Imprimé à
Category ID:
Catégorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that

Ceci certifie que

E C O - S H I F T C A L L C O R P.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

0 0 2 3 6 0 1 2 5

is a corporation incorporated,	est une société constituée aux termes
under the laws of the Province of Ontario.	des lois de la province de l’Ontario.

These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

FEBRUARY 04 FEVRIER, 2013

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

(1)

Request ID/ Demande no	Ontario Corporation Number
15032465	Numero de la compagnie en Ontario
2360125

FORM 1	FORMULE NUMERO 1
BUSINESS CORPORATIONS ACT	LOI SUR LES SOCIETES PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is:	Dénomination sociale de la compagnie:

ECO-SHIFT CALL CORP.

2. The address of the registered office is:	Adresse du siège social:

1090 FOUNTAIN STREET NORTH UNIT 1

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

CAMBRIDGE	ONTARIO
CANADA	N3H 4R7
4R7
(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalité ou du bureau de poste)

3. Number (or minimum and maximum number)	Nombre (ou nombres minimal et maximal)
of directors is:	d’administrateurs:

Minimum 1	Maximum 10

4. The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname	Resident Canadian State Yes or No
Prénom, initiales et nom de famille	Résident Canadien Oui/Non

Address for service, giving Street & No.	Domicile élu, y compris la rue et le
or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

* GILBERT WOOD	YES
103 MANNHEIM CRESCENT
MANNHEIM ONTARIO CANADA N0B 2H0

4. The first director (s) is/are:	Premier (s) administrateur (s):
First name, initials and surname	Resident Canadian State Yes or No
Prenom, initiales et nom de famille	Resident Canadien Oui/Non

Address for service, giving Street & No.	Domicile élu, y compris la rue et le
or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

YES

* JIM HUGHES
53 SEEDVALE AVENUE WEST SUITE 806
GUELPH ONTARIO
CANADA N1H 1J6

(3)

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

An unlimited number of common shares.

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

None

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

1.  No share or shares of the capital of the Corporation shall be transferred without either the express consent of the directors of the Corporation expressed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument of instruments in writing signed by a majority of the directors.

2.  The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons, who have been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50), two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

3. Any invitation to the public to subscribe for securities is prohibited.

9.	Other provisions, (if any, are):

Autres dispositions, s’il y a lieu:

None

(4)

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* GILBERT WOOD

103 MANNHEIM CRESCENT

MANNHEIM ONTARIO

 CANADA N0B 2H0

*JIM HUGHES

53 SPEEDVALE AVENUE WEST Suite 806

GUELPH ONTARIO

CANADA N1H 1J6